Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2017

BOSTON, MA (July 26, 2017) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the second quarter ended June 30, 2017.

“Brightcove reported second quarter financial results that exceeded the high end of our revenue guidance but fell short of our profitability expectations due primarily to additional investments that were made during the second quarter to support one of our strategic customers. We remain on track to return to sustainable adjusted EBITDA profitability in the fourth quarter,” said Andrew Feinberg, acting Chief Executive Officer of Brightcove.

Feinberg added, “During the second quarter, we delivered another strong bookings performance, driven by our expanded product portfolio, and we remain on track to achieve our mid- to high-teens bookings growth target for the year. We are delivering significant value to our customers, which gives us confidence that our continued innovation and increased focus on go-to-market execution will drive improved operational performance and long-term shareholder value.”

Second Quarter 2017 Financial Highlights:

•	Revenue for the second quarter of 2017 was $38.8 million, an increase of 5% compared to $37.0 million for the second quarter of 2016. Subscription and support revenue was $35.5 million, compared to $35.1 million for the second quarter of 2016.

•	Gross profit for the second quarter of 2017 was $22.2 million, representing a gross margin of 57%, compared to a gross profit of $23.5 million for the second quarter of 2016. Non-GAAP gross profit for the second quarter of 2017 was $22.8 million, representing a non-GAAP gross margin of 59%, compared to a non-GAAP gross profit of $24.1 million for the second quarter of 2016. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $7.9 million for the second quarter of 2017, compared to a loss from operations of $2.2 million for the second quarter of 2016. Non-GAAP loss from operations, which excludes stock-based compensation expense and the amortization of acquired intangible assets, was $5.5 million for the second quarter of 2017, compared to non-GAAP loss from operations of $302,000 during the second quarter of 2016.

•	Net loss was $7.7 million, or $0.22 per diluted share, for the second quarter of 2017. This compares to a net loss of $2.4 million, or $0.07 per diluted share, for the second quarter of 2016. Non-GAAP net loss, which excludes stock-based compensation expense and the amortization of acquired intangible assets, was $5.3 million for the second quarter of 2017, or $0.16 per diluted share, compared to non-GAAP net loss of $489,000 for the second quarter of 2016, or $0.01 per diluted share.

•	Adjusted EBITDA loss was $4.3 million for the second quarter of 2017, compared to adjusted EBITDA of $885,000 for the second quarter of 2016. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used in operations was $119,000 for the second quarter for 2017, compared to cash flow from operations of $2.0 million for the second quarter of 2016.

•	Free cash flow was negative $937,000 after the company invested $818,000 in capital expenditures and capitalization of internal-use software during the second quarter of 2017. Free cash flow was $1.0 million for the second quarter of 2016.

•	Cash and cash equivalents were $28.4 million as of June 30, 2017 compared to $29.2 million at March 31, 2017.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•	Average annual subscription revenue per premium customer was $71,000 in the second quarter of 2017, excluding starter customers who had average annualized revenue of $5,000 per customer. This compares to $70,000 in the comparable period in 2016.

•	Recurring dollar retention rate was 91% in the second quarter of 2017, which was in-line with our historical target of the low to mid 90% range.

•	Ended the quarter with 4,304 customers, of which 2,079 were premium.

•	New enterprise customers and enterprise customers who expanded their relationship during the quarter included: Avon, Boston Children’s Hospital, Konica-Minolta, Masterclass, Navy Federal Credit Union, SAP, The Vitamin Shoppe and Under Armour, among others.

•	New media customers and media customers who expanded their relationship during the quarter included: The Africa Channel, AsiaNet News Media and Entertainment, Entravision, Football Federation Australia, Foxtel, Madison Square Garden Networks, Major League Soccer, Masterclass, Republic World, RugbyPass, and TV Asahi, among others.

•	Introduced several new innovations at its annual PLAY conference that further empower media, marketers and enterprises:

•	Brightcove Live is a high-performance, scalable live streaming service that includes server-side ad insertion, cloud DVR, content encryption, on-the-fly clipping and VOD asset creation to deliver seamless monetization and clipping for live events and 24/7 channels.

•	Brightcove SSAI (Server-Side Ad Insertion) improves monetization, minimizes the impact of ad blockers and delivers a TV-like experience across every device.

•	Dynamic Delivery is Brightcove’s next-generation media delivery platform that offers enhanced reach, flexibility and performance with less storage.

•	In-Page Experiences enables users to build customized video layouts that incorporate calls-to-action and dynamic capabilities to deliver different experiences before, during and after a video is played.

•	Audience Profiles allows users to analyze the viewing history of individual viewers, providing insight that can be used to guide both short-term actions and long-term program strategies.

•	Context Aware Encoding, now in beta, is a new video compression technology that utilizes machine learning to deliver higher quality viewer experiences while also reducing storage and bandwidth costs by up to 50%.

Business Outlook

Based on information as of today, July 26, 2017, the Company is issuing the following financial guidance:

Third Quarter 2017:

•	Revenue is expected to be in the range of $37.5 million to $38.5 million, including approximately $2.5 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $3.2 million to $3.7 million, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA loss is expected to be in the range of $1.9 million to $2.4 million, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.3 million and other income/expense and the provision for income taxes of approximately $150,000.

•	Non-GAAP net loss per diluted share is expected to be $0.10 to $0.11, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 34.5 million weighted-average shares outstanding.

Full Year 2017:

•	Revenue is expected to be in the range of $152.0 million to $155.0 million. Professional services revenue is expected to be in a range of $10.5 million to $11.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $11.8 million to $13.3 million, which excludes stock-based compensation of approximately $7.2 million and the amortization of acquired intangible assets of approximately $2.7 million.

•	Adjusted EBITDA loss is expected to be in the range of $7.0 million to $8.5 million, which excludes stock-based compensation of approximately $7.2 million, the amortization of acquired intangible assets of approximately $2.7 million, depreciation expense of approximately $4.8 million and other income/expense and the provision for income taxes of approximately $100,000.

•	Non-GAAP net loss per diluted share is expected to be $0.34 to $0.39, which excludes stock-based compensation of approximately $7.2 million and the amortization of acquired intangible assets of approximately $2.7 million, and assumes approximately 34.4 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 26, 2017, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13666417. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq: BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2017 and full year 2017, our bookings growth, and our ability to execute our go-to-market strategy to drive improved operational performance and long-term shareholder value. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our ability to scale and adapt our existing infrastructure to accommodate customer requirements; our ability to execute on booking and revenue growth and operating margin improvements; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to successfully recruit additional highly-qualified personnel and execute our CEO transition; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$28,351	$36,813
Accounts receivable, net of allowance	23,153	21,575
Prepaid expenses and other current assets	7,517	5,897

Total current assets	59,021	64,285
Property and equipment, net	9,065	9,264
Intangible assets, net	9,585	10,970
Goodwill	50,776	50,776
Deferred tax asset	135	121
Other assets	920	1,008

Total assets	$129,502	$136,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,467	$5,327
Accrued expenses	13,538	15,705
Capital lease liability	404	489
Equipment financing	181	307
Deferred revenue	36,088	34,665

Total current liabilities	58,678	56,493
Deferred revenue, net of current portion	31	91
Other liabilities	1,378	1,644

Total liabilities	60,087	58,228
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	234,698	230,788
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(915)	(1,172)
Accumulated deficit	(163,531)	(150,583)

Total stockholders’ equity	69,415	78,196

Total liabilities and stockholders’ equity	$129,502	$136,424

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription and support revenue	$35,528	$35,080	$69,770	$69,733
Professional services and other revenue	3,225	1,880	6,555	3,519

Total revenue	38,753	36,960	76,325	73,252
Cost of revenue: (1) (2)
Cost of subscription and support revenue	13,102	11,675	25,256	23,350
Cost of professional services and other revenue	3,476	1,778	6,540	3,367

Total cost of revenue	16,578	13,453	31,796	26,717

Gross profit	22,175	23,507	44,529	46,535

Operating expenses: (1) (2)
Research and development	8,279	7,255	16,473	14,681
Sales and marketing	15,904	13,976	29,805	26,511
General and administrative	5,876	4,487	11,267	9,064
Merger-related	—	—	—	21

Total operating expenses	30,059	25,718	57,545	50,277

Loss from operations	(7,884)	(2,211)	(13,016)	(3,742)
Other income (expense), net	314	(91)	452	(122)

Net loss before income taxes	(7,570)	(2,302)	(12,564)	(3,864)
Provision for income taxes	108	96	187	141

Net loss	$(7,678)	$(2,398)	$(12,751)	$(4,005)

Net loss per share—basic and diluted
Basic	$(0.22)	$(0.07)	$(0.37)	$(0.12)
Diluted	(0.22)	(0.07)	(0.37)	(0.12)

Weighted-average shares—basic and diluted
Basic	34,247	32,794	34,152	32,760
Diluted	34,247	32,794	34,152	32,760
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$89	$68	$191	$110
Cost of professional services and other revenue	59	32	119	89
Research and development	341	181	748	570
Sales and marketing	517	497	1,263	979
General and administrative	680	347	1,155	836
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508	$1,015	$1,016
Research and development	—	32	11	63
Sales and marketing	166	244	359	470

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(12,751)	$(4,005)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,665	3,985
Stock-based compensation	3,476	2,584
Provision for reserves on accounts receivable	96	165
Changes in assets and liabilities:
Accounts receivable	(1,606)	2,364
Prepaid expenses and other current assets	(2,421)	(1,647)
Other assets	92	(231)
Accounts payable	3,959	881
Accrued expenses	(2,457)	(1,067)
Deferred revenue	1,233	1,980

Net cash (used in) provided by operating activities	(6,714)	5,009

Investing activities
Cash paid for purchase of intangible asset	—	(300)
Purchases of property and equipment, net of returns	(650)	(1,026)
Capitalization of internal-use software costs	(1,149)	(1,677)

Net cash used in investing activities	(1,799)	(3,003)

Financing activities
Proceeds from exercise of stock options	277	188
Payments of withholding tax on RSU vesting	(118)	(108)
Proceeds from equipment financing	—	604
Payments on equipment financing	(152)	(122)
Payments under capital lease obligation	(278)	(461)

Net cash (used in) provided by financing activities	(271)	101

Effect of exchange rate changes on cash and cash equivalents	322	450

Net (decrease) increase in cash and cash equivalents	(8,462)	2,557
Cash and cash equivalents at beginning of period	36,813	27,637

Cash and cash equivalents at end of period	$28,351	$30,194

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GROSS PROFIT:
GAAP gross profit	$22,175	$23,507	$44,529	$46,535
Stock-based compensation expense	148	100	310	199
Amortization of acquired intangible assets	508	508	1,015	1,016

Non-GAAP gross profit	$22,831	$24,115	$45,854	$47,750

LOSS FROM OPERATIONS:
GAAP loss from operations	$(7,884)	$(2,211)	$(13,016)	$(3,742)
Stock-based compensation expense	1,686	1,125	3,476	2,584
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	674	784	1,385	1,549

Non-GAAP (loss) income from operations	$(5,524)	$(302)	$(8,155)	$412

NET LOSS:
GAAP net loss	$(7,678)	$(2,398)	$(12,751)	$(4,005)
Stock-based compensation expense	1,686	1,125	3,476	2,584
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	674	784	1,385	1,549

Non-GAAP net (loss) income	$(5,318)	$(489)	$(7,890)	$149

GAAP diluted net loss per share	$(0.22)	$(0.07)	$(0.37)	$(0.12)

Non-GAAP diluted net (loss) income per share	$(0.16)	$(0.01)	$(0.23)	$0.00

Shares used in computing GAAP diluted net (loss) income per share	34,247	32,794	34,152	32,760
Shares used in computing Non-GAAP diluted net (loss) income per share	34,247	32,794	34,152	33,787

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(7,678)	$(2,398)	$(12,751)	$(4,005)
Other (income) expense, net	(314)	91	(452)	122
Provision for income taxes	108	96	187	141
Merger-related expenses	—	—	—	21
Depreciation and amortization	1,931	1,971	3,665	3,985
Stock-based compensation expense	1,686	1,125	3,476	2,584

Adjusted EBITDA	$(4,267)	$885	$(5,875)	$2,848